POWER OF ATTORNEY

I, Wiebe Tinga, hereby constitute and appoint each of Tarrant Sibley, Cynthia McMakin and Mary Zeh, acting individually as my true and lawful attorneys-in-fact, with full power and authority as described herein, on my behalf and in my name, place and stead to:

(1) prepare, execute, acknowledge, deliver and file with the United States Securities and Exchange
Commission and any stock exchanges, for and on my behalf, in my capacity as an officer and/or director of Hasbro, Inc. (the "Company"), and with respect to the securities of the Company, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934, as amended, and the rules thereunder (collectively the "Exchange Act"), all to the extent deemed necessary and advisable by such attorneys-in-fact;

(2) do and perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority, including without limitation, to apply for EDGAR filing codes for me and to take such steps as are necessary to maintain such EDGAR filing codes;
and

(3) seek or obtain, as my representative and on my behalf, information with respect to transaction in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and I hereby authorize any such person to release any such information to the attorneys-in-fact and approve and ratify such release of information; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be to my benefit, in my best interest, or that I am legally required to do, it being understood that the documents executed by such attorneys-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-act may approve in such attorney-in-fact's discretion.

I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

I hereby acknowledge that (i) this Power of Attorney authorizes, but does not require, the attorney-in-fact to act in his or her discretion on information provided to the attorney-in-fact without independent verification, (ii) the attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Exchange Act, as amended, or the rules and regulations promulgated thereunder, and are not assuming any liabilities for either my responsibilities to comply with the requirements of the Exchange Act or for any liability for profit disgorgement under Section 16(b) of the Exchange Act and (iii) any documents prepared and/or received by the attorneys-in-fact on my behalf will be in such form and will contain such information as the attorney-in-fact, in his or her discretion, deems necessary or advisable.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in Company securities or security-based swap agreements, unless I earlier revoke it in a signed writing delivered to the attorneys-in-act.

IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this 6th day of February, 2013.


/s/ Wiebe Tinga
________________________
Signature


Wiebe Tinga
________________________
Print Name